UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive, Branford, Connecticut	06405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 646-6446

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2025, Azitra, Inc., a Delaware corporation (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) in connection with the offer and sale to investors (the “Investors”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $0.2785 per Share (the “Offering”). In connection with the Offering, the Company entered into an amended and restated securities purchase agreement (the “Purchase Agreement”) with the Investors for the sale of 2,495,518 shares (the “Shares”) of the Company’s Common Stock. The aggregate gross proceeds to the Company from the Offering were approximately $695,001, before deducting placement agent fees and other estimated offering expenses. The Offering closed on February 6, 2025.

The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-280648), which was declared effective by the Securities and Exchange Commission on July 8, 2024, the base prospectus included therein, and a prospectus supplement dated February 4, 2025.

The Placement Agent acted as the Company’s exclusive placement agent in the Offering. Pursuant to the terms of the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash fee up to 7.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for certain expenses.

The Placement Agent Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company and the Purchasers, customary conditions to closing, and customary indemnification obligations of the Company. Pursuant to the terms of the Purchase Agreement, from February 4, 2025, until 22 days after the closing, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto, and, until 45 days after the closing, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or common stock equivalents involving a variable rate transaction (as defined in the Purchase Agreement), subject to certain exceptions disclosed therein.

The Placement Agency Agreement and form of Purchase Agreement, are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The descriptions of the terms of the Placement Agency Agreement and the Purchase Agreement set forth above are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Thompson Hine LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

The Company issued a press release announcing the pricing of the Offering on February 4, 2025. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Thompson Hine LLP

10.1	Placement Agency Agreement

10.2	Form of Amended and Restated Securities Purchase Agreement

23.1	Consent of Thompson Hine LLP (contained in Exhibit 5.1)

99.1	Press Release, dated February 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025	AZITRA, INC.

/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer